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                                                                    EXHIBIT 99.1

                                 PRESS RELEASE

FOR IMMEDIATE RELEASE:                      CONTACT:

Titanium Metals Corporation                 Joseph S. Compofelice
1999 Broadway, Suite 4300                   (713) 423-3303
Denver, Colorado  80202


                 TIMET ANNOUNCES THE FORMATION OF TIMET SAVOIE


         DENVER, COLORADO . . August 12, 1996. . . Titanium Metals Corporation (NASDAQ-TIMT) announced that TIMET and Compagnie Europeenne du Zirconium-CEZUS, S.A. (CEZUS), a leading French titanium and zirconium producer, have completed the previously announced formation of TIMET Savoie, S.A., a joint company based in France which has acquired the titanium business of CEZUS.

         TIMET Savoie is owned 70% by TIMET and 30% by CEZUS. TIMET Savoie will operate within the CEZUS facility in Ugine, France, utilizing equipment and personnel dedicated to titanium production which have been transferred from CEZUS. In connection with the transaction, the sales, service and technical support activities of TIMET's existing French operations will be consolidated with the operations of TIMET Savoie.

         TIMET Savoie will benefit from TIMET's leadership in titanium technology and its extensive international distribution network.

         TIMET, headquartered in Denver, Colorado, is a world leader in the production and distribution of titanium sponge, ingot, and a broad array of titanium mill products.


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